                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report:  February 27, 1998


                       APPLIED MICRO CIRCUITS CORPORATION
             (Exact name of registrant as specified in its charter)

                                   000-23193
                            (Commission File Number)


                DELAWARE                             94-2586591
           (State or other                        (I.R.S. Employer
     jurisdiction of incorporation)              Identification No.)


                              6290 SEQUENCE DRIVE
                              SAN DIEGO, CA  92121
            (Address of principal executive offices, with zip code)

                                 (619) 450-9333
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     Applied Micro Circuits Corporation (the "Company") filed a Registration Statement on Form S-1 (Registration No. 333-46071) (the "Registration Statement") with the Securities Exchange Commission (the "Commission") on February 11, 1998 in connection with the public offering of shares of its Common Stock. The Registration Statement, which was subsequently amended on February 20, 1998, included audited consolidated financial statements for the three year periods ended March 31, 1997 and unaudited financial statements for the nine month periods ended December 31, 1996 and 1997, respectively (the "Financial Statements")and Schedule. With the filing of this Form 8-K, the Company hereby files the Financial Statements and Schedule with the Commission.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                       APPLIED MICRO CIRCUITS CORPORATION

                                                                            PAGE
                                                                            ----
Report of Ernst & Young LLP, Independent Auditors.........................  4

Consolidated Balance Sheets as of March 31, 1996 and 1997 and December 31,
 1997 (Unaudited).........................................................  5

Consolidated Statements of Operations for each of the three years in the period ended March 31, 1997 and for the nine months ended December 31,
 1996 and 1997 (Unaudited)................................................  6

Consolidated Statements of Stockholders' Equity for each of the three years in the period ended March 31, 1997 and for the nine months ended
 December 31, 1997 (Unaudited)............................................  7

Consolidated Statements of Cash Flows for each of the three years in the period ended March 31, 1997 and for the nine months ended December 31,
 1996 and 1997 (Unaudited)................................................  8

Notes to Consolidated Financial Statements................................  9

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Applied Micro Circuits Corporation

  We have audited the accompanying consolidated balance sheets of Applied Micro Circuits Corporation as of March 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Applied Micro Circuits Corporation at March 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
April 25, 1997, except footnote 4, as to which the date is February 9, 1998

                       APPLIED MICRO CIRCUITS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                   MARCH 31,       DECEMBER 31,
                                                -----------------  ------------
                                                  1996     1997        1997
                                                --------  -------  ------------
                                                                    (Unaudited)
                    ASSETS
Current assets:
  Cash and cash equivalents...................  $  4,277  $ 5,488    $ 9,923
  Short-term investments -- available-for-
   sale.......................................     4,541    8,109     26,307
  Accounts receivable, net of allowance for
   doubtful accounts of $90 and $200 at March
   31, 1996 and 1997, respectively, and $350
   at December 31, 1997 (unaudited)...........     9,476    8,418     10,529
  Inventories.................................     6,836    7,530      8,002
  Deferred income taxes.......................       --       --       1,813
  Notes receivable from officer and employee..       150        8         21
  Other current assets........................       574      690        927
                                                --------  -------    -------
   Total current assets.......................    25,854   30,243     57,522
Notes receivable from officer and employees...        53      803        908
Property and equipment, net...................    11,929   10,768     15,427
                                                --------  -------    -------
 Total assets.................................  $ 37,836  $41,814    $73,857
                                                ========  =======    =======
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................  $  3,981  $ 2,428    $ 5,010
  Accrued payroll and related expenses........     1,291    3,102      3,407
  Other accrued liabilities...................     2,130    1,881        934
  Deferred revenue............................       831      806      1,261
  Current portion of long-term debt...........       582       37         --
  Current portion of capital lease obliga-
   tions......................................     3,062    2,625      2,215
                                                --------  -------    -------
   Total current liabilities..................    11,877   10,879     12,827
Long-term debt, less current portion..........        37      --          --
Long-term capital lease obligations, less cur-
 rent portion.................................     4,410    3,192      1,675
Commitments and contingencies (Notes 6 and 10)
Stockholders' equity:
  Preferred Stock, $0.01 par value:
   2,000,000 shares authorized, none issued
   and outstanding............................       --       --         --
  Convertible preferred stock, $0.01 par val-
   ue:
  Authorized shares -- 1,350,000..............
  Issued and outstanding shares -- 1,223,594
   at March 31, 1996 and 1997.................
  Liquidation value -- $25,695 at March 31,
   1996 and 1997 and none at December 31,
   1997.......................................        12       12        --
  Common stock, $0.01 par value:
  Authorized shares -- 34,500,000 at March 31,
   1996 and 1997 and 60,000,000 at December
   31, 1997 (unaudited)
  Issued and outstanding shares -- 4,968,316
   and 5,025,357 at March 31, 1996 and 1997,
   respectively, and 20,870,368 at December
   31, 1997, (unaudited)......................        49       50        208
  Additional paid-in capital..................    36,971   36,974     59,716
  Deferred compensation.......................       --       --        (512)
  Retained earnings (deficit).................   (15,444)  (9,235)       444
  Notes receivable from stockholders..........       (76)     (58)      (501)
                                                --------  -------    -------
   Total stockholders' equity.................    21,512   27,743     59,355
                                                --------  -------    -------
 Total liabilities and stockholders' equity...  $ 37,836  $41,814    $73,857
                                                ========  =======    =======

                            See accompanying notes.

                       APPLIED MICRO CIRCUITS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   NINE MONTHS
                                                                      ENDED
                                       YEAR ENDED MARCH 31,       DECEMBER 31,
                                      -------------------------  ---------------
                                       1995     1996     1997     1996    1997
                                      -------  -------  -------  ------- -------
                                                                   (Unaudited)
Net revenues........................  $46,950  $50,264  $57,468  $42,464 $54,874
Cost of revenues....................   27,513   34,169   30,057   22,800  25,370
                                      -------  -------  -------  ------- -------
Gross profit........................   19,437   16,095   27,411   19,664  29,504
Operating expenses:
  Research and development..........   10,108    8,283    7,870    5,668   9,339
  Selling, general and administra-
   tive.............................   10,112   11,232   12,537    8,986  10,260
                                      -------  -------  -------  ------- -------
    Total operating expenses........   20,220   19,515   20,407   14,654  19,599
                                      -------  -------  -------  ------- -------
Operating income (loss).............     (783)  (3,420)   7,004    5,010   9,905
Interest income (expense), net......     (358)    (242)     (29)       5     294
                                      -------  -------  -------  ------- -------
Income (loss) before income taxes...   (1,141)  (3,662)   6,975    5,015  10,199
Provision (benefit) for income tax-
 es.................................      (70)      32      659      474     262
                                      -------  -------  -------  ------- -------
Net income (loss)...................  $(1,071) $(3,694) $ 6,316  $ 4,541 $ 9,937
                                      =======  =======  =======  ======= =======
Primary net income (loss) per share.  $ (0.06) $ (0.20) $  0.33
                                      =======  =======  =======
Shares used in calculating primary
 net income (loss) per share........   18,380   18,580   19,185
                                      =======  =======  =======
Pro forma basic earnings per share:
  Earnings per share................                             $  0.25 $  0.57
                                                                 ======= =======
  Shares used in calculating basic
   earnings per share...............                              17,824  17,499
                                                                 ======= =======
Diluted earnings per share:
  Earnings per share................                             $  0.25 $  0.51
                                                                 ======= =======
  Shares used in computing diluted
   earnings per share...............                              17,897  19,306
                                                                 ======= =======


                            See accompanying notes.

                      APPLIED MICRO CIRCUITS CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                         CONVERTIBLE                                                               NOTES
                       PREFERRED STOCK      COMMON STOCK     ADDITIONAL              RETAINED    RECEIVABLE      TOTAL
                      ------------------  ------------------  PAID-IN     DEFERRED   EARNINGS       FROM     STOCKHOLDERS'
                        SHARES    AMOUNT    SHARES    AMOUNT  CAPITAL   COMPENSATION (DEFICIT)  STOCKHOLDERS    EQUITY
                      ----------  ------  ----------  ------ ---------- ------------ ---------  ------------ -------------
Balance, March 31,
 1994................  1,223,594  $  12    4,247,977   $ 42   $36,655      $ --      $(10,646)     $(234)       $25,829
  Issuance of stock
   pursuant to exer-
   cise of stock op-
   tions.............        --      --      204,558      2        91        --           --         --              93
  Repurchase of com-
   mon stock.........        --      --      (26,278)    --       (13)       --           (33)       --             (46)
  Net loss...........        --      --          --      --       --         --        (1,071)       --          (1,071)
                      ----------  -----   ----------   ----   -------      -----     --------      -----        -------
Balance, March 31,
 1995................  1,223,594     12    4,426,257     44    36,733        --       (11,750)      (234)        24,805
  Issuance of stock
   pursuant to exer-
   cise of stock op-
   tions.............        --      --      547,767      5       251        --           --         --             256
  Repurchase of com-
   mon stock.........        --      --       (5,708)    --       (13)       --           --         --             (13)
  Payments on and
   forgiveness of
   notes.............        --      --          --      --       --         --           --         158            158
  Net loss...........        --      --          --      --       --         --        (3,694)       --          (3,694)
                      ----------  -----   ----------   ----   -------      -----     --------      -----        -------
Balance, March 31,
 1996................  1,223,594     12    4,968,316     49    36,971        --       (15,444)       (76)        21,512
  Issuance of stock
   pursuant to exer-
   cise of stock op-
   tions.............        --      --       92,680      1        41        --           --         --              42
  Repurchase of com-
   mon stock.........        --      --      (35,639)    --       (38)       --          (107)       --            (145)
  Payment on notes...        --      --          --      --       --         --           --          18             18
  Net income.........        --      --          --      --       --         --         6,316        --           6,316
                      ----------  -----   ----------   ----   -------      -----     --------      -----        -------
Balance, March 31,
 1997................  1,223,594     12    5,025,357     50    36,974        --        (9,235)       (58)        27,743
  Issuance of Common
   Stock, net of is-
   suance costs (un-
   audited)..........         --     --    3,538,448     36    25,076        --           --         --          25,112
  Conversion of pre-
   ferred stock to
   common (unau-
   dited)............ (1,051,294)   (11)  10,717,317    107       (96)       --           --         --             --
  Issuance of stock
   pursuant to exer-
   cise of stock op-
   tions. (unau-
   dited)............        --      --    1,535,975     15       781        --           --        (455)           341
  Exercise of war-
   rants (unaudited).        --      --       53,271     --       --         --           --         --              --
  Payments on notes
   (unaudited).......        --      --          --      --       --         --           --          12             12
  Repurchase of pre-
   ferred stock on
   June 20, 1997
   (unaudited).......   (172,300)    (1)         --      --    (3,618)       --          (258)       --          (3,877)
  Deferred compensa-
   tion related to
   stock options
   (unaudited).......        --      --          --      --       599       (599)         --         --             --
  Amortization of de-
   ferred compensa-
   tion (unaudited)..        --      --          --      --       --          87          --         --              87
  Net income (unau-
   dited)............        --      --          --      --       --         --         9,937        --           9,937
                      ----------  -----   ----------   ----   -------      -----     --------      -----        -------
Balance at December
 31, 1997 (unau-
 dited)..............         --  $  --   20,870,368   $208   $59,716      $(512)    $    444      $(501)       $59,355
                      ==========  =====   ==========   ====   =======      =====     ========      =====        =======

                            See accompanying notes.

                       APPLIED MICRO CIRCUITS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 NINE MONTHS
                                                                    ENDED
                                      YEAR ENDED MARCH 31,       DECEMBER 31,
                                     -------------------------  ---------------
                                      1995     1996     1997     1996    1997
                                     -------  -------  -------  ------  -------
                                                                 (Unaudited)
Operating activities
 Net income (loss).................  $(1,071) $(3,694) $ 6,316  $4,541  $ 9,937
 Adjustments to reconcile net
  income (loss) to net cash
  provided by operating activities:
 Depreciation and amortization.....    5,092    5,311    5,185   3,999    4,053
 Write-offs of inventories.........    1,227    3,663      452     378      598
 Amortization of deferred compen-
  sation...........................      --       --       --      --        87
 Loss on debt forgiveness..........      --       150      --      --       --
 Changes in assets and liabili-
  ties:
  Accounts receivable..............    2,021     (594)   1,058     451   (2,111)
  Inventories......................   (2,312)  (1,776)  (1,146)   (630)  (1,070)
  Other current assets.............     (224)     320     (116) (1,066)    (237)
  Accounts payable.................   (2,079)   1,853   (1,553)   (905)   2,582
  Accrued payroll and other ac-
   crued liabilities...............   (1,290)   1,047    1,562   1,274     (642)
  Deferred income taxes............      --       --       --      --    (1,813)
  Deferred revenue.................       30      416      (25)    128      455
                                     -------  -------  -------  ------  -------
   Net cash provided by operating
    activities.....................    1,394    6,696   11,733   8,170   11,839
Investing activities
 Proceeds from sales and maturities
  of short-term investments........    1,500   11,238    7,944   6,466   23,268
 Purchase of short-term invest-
  ments............................   (1,677) (10,859) (11,512) (8,061) (41,466)
 Notes receivable from officer and
  employees........................      --      (203)    (608)   (608)    (118)
 Purchase of property and equip-
  ment.............................   (2,761)  (1,427)  (2,855) (1,907)  (8,431)
                                     -------  -------  -------  ------  -------
   Net cash used for investing ac-
    tivities.......................   (2,938)  (1,251)  (7,031) (4,110) (26,747)
Financing activities
 Proceeds from issuance of common
  stock, net.......................       93      256       42      29   25,454
 Repurchase of common stock........      (46)     (13)    (145)    (24)     --
 Repurchase of preferred stock.....      --       --       --      --    (3,877)
 Payments on notes receivable from
  stockholders.....................      --         8       18      18       12
 Payments on capital lease obliga-
  tions............................   (3,224)  (2,750)  (2,824) (2,594)  (2,209)
 Payments on long-term debt........     (800)    (864)    (582)   (337)     (37)
                                     -------  -------  -------  ------  -------
   Net cash provided by (used for)
    financing activities...........   (3,977)  (3,363)  (3,491) (2,908)  19,343
                                     -------  -------  -------  ------  -------
   Net increase (decrease) in cash
    and cash equivalents...........   (5,521)   2,082    1,211   1,152    4,435
Cash and cash equivalents at begin-
 ning of period....................    7,716    2,195    4,277   4,277    5,488
                                     -------  -------  -------  ------  -------
Cash and cash equivalents at end of
 period............................  $ 2,195  $ 4,277  $ 5,488  $5,429  $ 9,923
                                     =======  =======  =======  ======  =======
Supplemental disclosure of cash
 flow information:
Cash paid for:
 Interest..........................  $   799  $   715  $   656  $  459  $   358
                                     =======  =======  =======  ======  =======
 Income taxes......................  $    48  $    48  $   770  $  411  $ 2,559
                                     =======  =======  =======  ======  =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

  Capital lease obligations of approximately $3.4 million, $1.2 million and $1.2 million were incurred during fiscal years 1995, 1996 and 1997, respectively, and $1.2 million and $282,000 during the nine month periods ended December 31, 1996 and 1997, respectively. During the nine months ended December 31, 1997, notes were received for the exercise of stock options totalling $455,000.

                            See accompanying notes.

                      APPLIED MICRO CIRCUITS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

  AMCC designs, develops, manufactures and markets high-performance, high-bandwidth silicon solutions for the world's communications infrastructure.

 Basis of Presentation

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

 Interim Financial Information (Unaudited)

  The accompanying consolidated financial statements at December 31, 1997 and for the nine months ended December 31, 1996 and 1997 are unaudited but include all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair statement of the financial position and the operating results and cash flows for the interim date and periods presented. Results for the interim period ended December 31, 1997 are not necessarily indicative of results for the entire year or future periods.

 Cash, Cash Equivalents and Short-Term Investments

  Cash and cash equivalents consist of highly liquid debt instruments with original maturities of three months or less at date of acquisition, or money market type funds. Short-term investments consist of United States treasury notes, obligations of U.S. government agencies and corporate bonds. The Company maintains its excess cash in financial institutions with strong credit ratings and has not experienced any significant losses on its investments. The estimated fair value of each investment security approximates cost and, therefore, no unrealized gains or losses existed as of March 31, 1997 and 1996 or at December 31, 1997.

  The following is a summary of available-for-sale securities (in thousands):

                                                      MARCH 31,
                                                    ------------- DECEMBER 31,
                                                     1996   1997      1997
                                                    ------ ------ ------------
      U.S. treasury securities and obligations of
       U.S. government agencies.................... $2,502 $4,189   $12,683
      U.S. corporate debt securities...............  1,743  3,628    13,124
      Other........................................    296    292       500
                                                    ------ ------   -------
                                                    $4,541 $8,109   $26,307
                                                    ====== ======   =======

  Available-for-sale securities by contractual maturity are as follows (in thousands):

                                                          MARCH 31, DECEMBER 31,
                                                            1997        1997
                                                          --------- ------------
      Due in one year or less............................  $5,005     $21,860
      Due after one year through two years...............   3,104       3,047
      Greater than two years.............................     --        1,400
                                                           ------     -------
                                                           $8,109     $26,307
                                                           ======     =======

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)

 Concentration of Credit Risk

  The Company believes that the concentration of credit risk in its trade receivables is mitigated by the Company's credit evaluation process, relatively short collection terms and dispersion of its customer base. The Company generally does not require collateral. The Company has not experienced significant losses on trade receivables from any particular customer or geographic region for any period presented.

  The Company invests its excess cash in debt instruments of the U.S. Treasury, governmental agencies and corporations with strong credit ratings. The Company has established guidelines relative to diversification and maturities that attempt to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash equivalents or short-term investments.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. These estimates include assessing the collectability of accounts receivable, the use and recoverability of inventory, estimates to complete engineering contracts, costs of future product returns under warranty and provisions for contingencies expected to be incurred. Actual results could differ from those estimates.

 Inventories

  Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market. The Company's inventory valuation process is done on a part-by-part basis. Lower of cost to market adjustments, specifically identified on a part-by-part basis, reduce the carrying value of the related inventory and take into consideration reductions in sales prices, excess inventory levels and obsolete inventory. Once established, these adjustments are considered permanent and are not reversed until the related inventory is sold or disposed.

 Property and Equipment

  Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets (3 to 7 years) using the straight-line method. Leasehold improvements are stated at cost and amortized over the shorter of the useful life of the asset or the lease term. Property and equipment under capital leases are recorded at the net present value of the minimum lease payments and are amortized over the shorter of the useful life of the assets or the lease term. Leased assets purchased at the expiration of the lease term are capitalized at acquisition cost.

 Impairment of Long-Lived Assets

  On April 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The adoption of SFAS No. 121 did not impact the financial position or results of operations of the Company.

 Advertising Cost

  Advertising costs are expensed as incurred.

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)


 Revenues

  Revenues related to product sales are generally recognized when the products are shipped to the customer. Recognition of revenues and the related cost of revenues on shipments to distributors that are made under agreements allowing for price protection and right of return on products unsold by the distributor are deferred until the distributor ships the product to its customer. Revenues on engineering design contracts are recognized using the percentage-of-completion method based on actual cost incurred to date compared to total estimated costs of the project. Deferred revenue represents the margin on shipments of products to distributors that will be recognized when the distributors ship the products to their customers and billings in excess of costs and estimated earnings on uncompleted engineering design contracts.

 Warranty Reserves

  Estimated expenses for warranty obligations are accrued as revenue is recognized. Reserve estimates are adjusted periodically to reflect actual experience.

 Research and Development

  Research and development costs are expensed as incurred. Substantially all research and development expenses are related to new product development, designing significant improvements to existing products and new process development.

 Stock-Based Compensation

  The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee and director stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123") requires the use of option valuation models that were not developed for use in valuing employee and director stock options. Under SFAS 123 compensation cost is determined using the fair value of stock-based compensation determined as of the grant date, and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in APB 25 to account for stock-based compensation and disclose in the footnotes to the financial statements the pro forma effect of using the fair value method for its stock based compensation.

 Reclassification

  Certain prior period amounts have been reclassified to conform with the current period presentation.

 Earnings (Loss) Per Share

  Earnings (loss) per share is computed using the weighted average number of common shares and common equivalent shares outstanding during the periods presented. Common equivalent shares result from stock options and warrants. For loss periods, common equivalent shares are excluded from the computation as their effect would be antidilutive, except that the Securities and Exchange Commission (SEC) has historically required common and common share equivalents issued during the twelve-month period prior to the initial filing of a proposed public offering, to be included in the calculation as if they were outstanding for all periods presented (using the treasury stock method and the initial public offering price).

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)


  In February 1997, the Financial Accounting Standards Board issued SFAS 128. "Earnings per Share," which supersedes APB Opinion No. 15. SFAS 128 replaces the presentation of primary earnings per share (EPS) with "Basic EPS" which includes no dilution and is based on weighted-average common shares outstanding for the period. Companies with complex capital structures, including AMCC, will also be required to present "Diluted EPS" that reflects the potential dilution of securities such as employee stock options and warrants to purchase common stock. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997. On February 3, 1998, the SEC issued Staff Accounting Bulletin (SAB) No. 98 which revised the previous instructions for determining the dilutive effects in earnings per share computations of common stock and common stock equivalents issued at prices below the IPO price prior to the effectiveness of the IPO.

  Earnings (loss) per share computed under SFAS No. 128 and SAB 98 would be as follows:

                                YEARS ENDED MARCH
                                       31,                NINE MONTHS ENDED
                               ---------------------- -------------------------
                                                      DECEMBER 31, DECEMBER 31,
                                1995    1996    1997      1996         1997
                               ------  ------  ------ ------------ ------------
                                   (UNAUDITED)               (UNAUDITED)
Earnings (loss) per share:
  Basic....................... $ (.06) $(0.21) $ 0.35    $ 0.25       $ 0.57
  Diluted..................... $ (.06) $(0.21) $ 0.35    $ 0.25       $ 0.51
Average shares outstanding:
  Basic (in thousands)........ 17,194  17,394  17,834    17,824       17,499
  Diluted (in thousands)...... 17,194  17,394  17,907    17,897       19,306

 Recently Issued Accounting Standards

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Segment Information. Both of these standards are effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. The Company does not believe that comprehensive income or loss has been materially different than net income or loss. SFAS No. 131 amends the requirements for public enterprises to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in SFAS No. 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating the segment performance. The Company believes it operates in one business and operating segment and does not believe adoption of SFAS No. 131 will have a material impact on the Company's financial statements.

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)


2. CERTAIN FINANCIAL STATEMENT INFORMATION

                                                     MARCH 31,
                                                 ------------------  DECEMBER 31
                                                   1996      1997       1997
                                                 --------  --------  -----------
   Inventories (in thousands):
     Finished goods............................  $  2,631  $  1,076    $ 2,347
     Work in process...........................     2,651     4,279      4,344
     Raw materials.............................     1,554     2,175      1,311
                                                 --------  --------    -------
                                                 $  6,836  $  7,530    $ 8,002
                                                 ========  ========    =======
   Property and equipment (in thousands):
     Machinery and equipment...................  $ 19,168  $ 21,211    $24,390
     Leasehold improvements....................     5,588     5,789      6,758
     Computers, office furniture and equipment.    11,396    11,701     14,475
                                                 --------  --------    -------
                                                   36,152    38,701     45,623
   Less accumulated depreciation and amortiza-
    tion.......................................   (24,223)  (27,933)   (30,196)
                                                 --------  --------    -------
                                                 $ 11,929  $ 10,768    $15,427
                                                 ========  ========    =======

  The cost and accumulated amortization of machinery and equipment under capital leases at March 31, 1997 were approximately $12.2 million and $7.3 million, respectively ($14.9 million and $7.8 million, at March 31, 1996). Amortization of assets held under capital leases is included with depreciation expense.

  During the years ended March 31, 1995, 1996 and 1997 and the nine month periods ended December 31, 1996 and 1997 the Company earned interest income of $441,000, $473,000, $627,000, $444,000 and $648,000, respectively, and incurred interest expense of $799,000, $715,000, $656,000, $439,000 and
$355,000, respectively.

3. LONG-TERM DEBT

  Long-term debt consists of the following (in thousands):

                                                                   MARCH 31
                                                                  ------------
                                                                  1996   1997
                                                                  -----  -----
   Notes payable with interest rates ranging from 8.3% to 10.5%, paid in January 1997........................................  $ 162  $ --
   10.0% notes payable, paid in April 1997......................    457     37
                                                                  -----  -----
                                                                    619     37
   Less current portion.........................................   (582)   (37)
                                                                  -----  -----
                                                                  $  37  $ --
                                                                  =====  =====

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)


4. STOCKHOLDERS' EQUITY

 Common Stock

  On October 6, 1997, the Board of Directors authorized, which the stockholders subsequently approved, a two for three reverse stock split of all outstanding common stock. All share and per share amounts and stock option data have been restated to retroactively reflect a stock split.

  During the quarter ending December 31, 1997, the Company completed its initial public offering of 3,538,448 shares of common stock (including an exercised underwriters' over-allotment option for 832,950 shares) at a price of $8.00 per share, providing the Company with net proceeds of approximately $25.1 million, after deducting underwriting discounts and commissions of approximately $2.0 million and offering costs of approximately $1.2 million. During November 1997, the certificate of incorporation of the Company was amended to provide that the authorized number of shares of common and preferred stock issuable by the Company was 60,000,000 shares of common stock ($0.01 par value) and 2,000,000 shares of preferred stock ($0.01 par value).

 Convertible Preferred Stock

  A summary of the shares of convertible preferred stock issued and outstanding at March 31 which were converted into 10,717,317 shares of common stock in November 1997 (unaudited) is as follows (in thousands, except share data):

                                                          MARCH 31, 1997
                                                   -----------------------------
                                                           SHARES    PREFERENCE
                                                    PAR  ISSUED AND      IN
                                                   VALUE OUTSTANDING LIQUIDATION
                                                   ----- ----------- -----------
   Series 1.......................................  $ 4     408,692    $ 8,582
   Series 2.......................................    2     238,096      5,000
   Series 3.......................................    6     576,806     12,113
                                                    ---   ---------    -------
     Total........................................  $12   1,223,594    $25,695
                                                    ===   =========    =======

  Each share of Series 1, 2 and 3 preferred stock was convertible at the option of the holder into approximately 16, 7 and 8 shares of common stock, respectively, subject to certain anti-dilution adjustments. The Series 1, 2 and 3 preferred shares may have been redeemed upon approval of the Company's Board of Directors and only with the vote of 60% of the outstanding preferred stock at a redemption price of $23.10 per share.

  Each share of preferred stock was entitled to one vote for each share of common stock into which it would convert. No dividends were allowed to be paid to common stockholders unless equivalent dividends were paid to preferred stockholders. Additionally, the preferred stockholders had certain rights of first refusal on any new securities offering (other than certain securities issued to employees), which rights of first refusal terminated upon completion of the Company's initial public offering, and certain registration rights.

  On April 24, 1997 the Board authorized the Company to repurchase up to $4 million of convertible preferred stock, with priority given to the holders of convertible preferred stock that submitted bids for the sale of their shares of convertible preferred stock at the lowest price per share. On June 20, 1997, the Company repurchased an aggregate of 172,300 shares of convertible preferred stock for approximately $3.9 million at prices between $1.20 and $2.61 per share on as converted to common stock basis.

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)


 Preferred Stock

  On October 6, 1997, the Board of Directors adopted, which the stockholders subsequently approved, an amendment to the Certificate of Incorporation to allow the issuance of up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restriction thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

 Stock Options

  The Company's 1992 Stock Option Plan provides for the granting of incentive stock options to employees. Generally, options are granted at prices at least equal to fair value of the Company's common stock on the date of grant as determined by the Company's Board of Directors. In addition, certain officers and directors have been granted nonqualified stock options. The Company's 1982 Employee Incentive Stock Option Plan expired in 1992. Options to purchase an aggregate of 83,309 shares of common stock under the 1982 Plan remain outstanding as of December 31, 1997 (unaudited).

  Options under both plans expire not more than ten years from the date of grant and are immediately exercisable after the date of grant but are subject to certain repurchase rights by the Company, at the Company's option, until such ownership rights have vested. Vesting generally occurs over four years. At March 31, 1997 and December 31, 1997, 42 shares and 729,007 (unaudited) shares of common stock were subject to repurchase, respectively.

  Pursuant to an executive employment agreement between the Company and an executive, the Company granted an option to purchase 800,000 shares of the Company's common stock at $0.53 per share under the 1992 Stock Option Plan. The option vests ratably over four years. In the event the Company is acquired, the agreement stipulates that under certain circumstances the executive is eligible for certain additional compensation. These options as well as 66,667 additional options issued in April 1997 were exercised in July 1997. The exercise was paid for with various notes which aggregate $455,000 at interest rates between 5.98% and 6.54% which are due at the earlier of February 12, 2000 ($420,000) and April 9, 2001 ($35,000) or the termination of employment.

  Certain other option agreements provide for the exercise of stock options with long-term promissory notes. These notes bear interest at rates ranging from 5.32% to 5.91%, are payable at the earlier of termination of employment or January 1998 and are secured by the shares of common stock purchased with the notes.

  Pro forma information regarding net income (loss) and net income (loss) per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the minimum value method using the following weighted average assumptions for fiscal year 1997 and 1996, respectively: risk free interest rate of 6.20% and 6.15%; an expected option life of four years; and no annual dividends.

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expenses over the vesting period of such options. The effects of applying Statement 123 for pro forma disclosure purposes are not likely to be representative of the effects on pro forma net income in future years because they do not take into consideration pro forma compensation expenses related to grants made prior to 1996. The Company's pro forma information follows:

                                                           1996         1997
                                                        -----------  ----------
Pro forma net income (loss)............................ $(3,718,000) $6,225,000
Pro forma net income (loss) per share.................. $     (0.22) $     0.33
Weighted average fair value of options granted during
 the year.............................................. $      0.12  $     0.15

  A summary of the Company's stock option activity, including those issued outside of the plans, and related information are as follows:

                                                   MARCH 31,
                          --------------------------------------------------------------
                                 1995                 1996                 1997           DECEMBER 31, 1997
                          -------------------- -------------------- -------------------- ---------------------
                                     WEIGHTED-            WEIGHTED-            WEIGHTED-             WEIGHTED-
                                      AVERAGE              AVERAGE              AVERAGE               AVERAGE
                                     EXERCISE             EXERCISE             EXERCISE              EXERCISE
                           OPTIONS     PRICE    OPTIONS     PRICE    OPTIONS     PRICE    OPTIONS      PRICE
                           -------   --------- ---------  --------- ---------  --------- ----------  ---------
Outstanding at beginning
 of period..............  1,911,566    $0.48   1,633,054    $0.50   1,690,160    $0.51    2,842,293    $0.51
  Granted...............    195,332     0.53   1,017,000     0.53   1,457,285     0.53    1,140,082    $2.36
  Exercised.............   (204,558)    0.45    (547,767)    0.47     (92,680)    0.45   (1,535,975)   $0.52
  Forfeited.............   (269,286)    0.50    (412,127)    0.51    (212,472)    0.53     (258,124)   $0.53
                          ---------    -----   ---------    -----   ---------    -----   ----------    -----
Outstanding at end of
 period.................  1,633,054    $0.50   1,690,160    $0.51   2,842,293    $0.51    2,188,276    $1.48
                          =========    =====   =========    =====   =========    =====   ==========    =====
Vested at end of period.    917,449    $0.48     349,337    $0.51     851,764    $0.51      657,148    $1.48
                          =========    =====   =========    =====   =========    =====   ==========    =====

  The weighted-average remaining contractual life of the options outstanding at March 31, 1997 is 8.4 years. Exercise prices of all options outstanding as of March 31, 1997 range from $0.45 to $0.53. The weighted-average remaining contractual life of the vested options is 6.5 years as of March 31, 1997. The range of exercise prices for options outstanding as of December 31, 1997 was $0.45 to $8.25 per share (unaudited).

  From April 1, 1997 through September 30, 1997, the Company recorded deferred compensation expense for the difference between the exercise price and the deemed fair value for financial statement presentation purposes of the Company's common stock, as determined by the Board of Directors, for all options granted in the first and second quarters of fiscal 1998. This deferred compensation aggregates to $599,000, which is being amortized over the four year vesting period of the related options.

 Warrants

  In connection with certain notes payable secured by equipment, capital leases for equipment and revolving lines of credit issued in 1989 and 1990, the Company had outstanding warrants to purchase 83,807 shares of common stock at $2.63 to $3.00 per share, subject to certain anti-dilution adjustments and adjustments in the event of certain mergers or acquisitions. No value was placed on the warrants at the time

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)

of issuance as it was deemed to be immaterial. These warrants expired not more than ten years from date of grant or five years after the Company's initial public offering, whichever is later. In November 1997 53,271 shares of common stock were issued upon the net exercise of these warrants at the initial public offering price of $8.00 per share.

 1997 Employee Stock Purchase Plan

  The Company's 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan") was adopted by the Board of Directors on October 6, 1997 which the stockholders subsequently approved. A total of 400,000 shares of Common Stock are reserved for issuance under the 1997 Purchase Plan.

 1997 Directors' Stock Option Plan

  The Company's 1997 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors on October 6, 1997, which the stockholders subsequently approved. A total of 200,000 shares of Common Stock are reserved for issuance under the Directors' Plan. The Directors' Plan provides for the grant of non-statutory options to nonemployee directors of the Company.

 Common Shares Reserved for Future Issuance

  At December 31, 1997, shares of the Company's common stock are reserved for issuance upon the conversion or exercise of the following equity instruments (unaudited):

   Stock options:
     Issued and outstanding........................................... 2,188,276
     Authorized for future grants..................................... 2,628,464
   Stock purchase plan................................................   400,000
                                                                       ---------
                                                                       5,216,740


5. INCOME TAXES

  The provision (benefit) for income taxes consists of the following (in thousands):

                                                  YEAR ENDED MARCH 31,
                                                  ------------------------
                                                   1995     1996    1997
                                                  -------  ------  -------
CURRENT
Federal.......................................... $   --   $   27  $   380
State............................................     (70)      5      279
                                                  -------  ------  -------
                                                  $   (70) $   32  $   659
                                                  =======  ======  =======

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)


  The provision (credit) for income taxes reconciles to the amount computed by applying the federal statutory rate (35%) to income before income taxes as follows (in thousands):

                                                        YEAR ENDED MARCH 31,
                                                        -----------------------
                                                        1995    1996     1997
                                                        -----  -------  -------
Tax at federal statutory rate.........................  $(399) $(1,282) $ 2,441
Net operating loss without benefit....................    399    1,282      --
Utilization of net operating loss and research and de-
 velopment tax credit carryforwards...................    --       --    (2,061)
State taxes, net of federal benefit and credits.......    (70)       5      279
Federal alternative minimum tax.......................    --        27      --
                                                        -----  -------  -------
                                                        $ (70) $    32  $   659
                                                        =====  =======  =======

  Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of March 31, 1997 and 1996 are as shown below. As of March 31, 1997, a valuation allowance had been recognized to offset the deferred tax assets as realization of such assets was uncertain. The estimated annualized effective tax rate for fiscal 1998, which was used to determine the provision for the nine month period ended December 31, 1997, is computed based on the Company's projected 1998 income which will allow for a full reduction of the valuation allowance and realization of the deferred tax asset.

                                                                 MARCH 31,
                                                              ----------------
                                                               1996     1997
                                                              -------  -------
Deferred tax assets (in thousands):
  Reserves................................................... $ 2,512  $ 2,233
  Capitalization of inventory and research and development
   costs.....................................................     334      226
  Research and development credit carryforwards..............   2,405    1,667
  Depreciation and amortization..............................     335      200
  Net operating loss carryforwards...........................   2,102      --
  Other credit carryforwards.................................     886      768
                                                              -------  -------
Subtotal.....................................................   8,574    5,094
Valuation allowance..........................................  (8,574)  (5,094)
                                                              -------  -------
Net deferred taxes........................................... $   --   $   --
                                                              =======  =======

  At March 31, 1997, the Company has federal alternative minimum tax, investment and research and development tax credit carryforwards of approximately $366,000, $270,000 and $1.6 million, respectively, which will begin to expire in 1998 unless previously utilized.

  Under Internal Revenue Code Section 382, the Company's use of its tax credit carryforwards could be limited in the event of certain cumulative changes in the Company's stock ownership.

  For the nine months ended December 31, 1996 and 1997, income taxes have been provided based on the estimated annual effective tax rate applied to pre tax income for the interim period.

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)


6. LEASE COMMITMENTS

  The Company leases its present manufacturing facilities under a long-term operating lease expiring in March 1998. The lease expiring is renewable for up to ten years. This lease requires the Company to pay property taxes and incidental maintenance expenses and contains escalation clauses based upon increases in the Consumer Price Index.

  In September 1997, the Company moved into a new administration and manufacturing facility which is leased under a long-term operating lease. This lease expires in September 2007, requires the Company to pay property taxes and incidental maintenance expenses and is renewable for up to ten years. The lease provides for defined rent increases over the term of the lease.

  Annual future minimum lease payments, including machinery and equipment under capital leases and the Company's commitment relating to its new administration and manufacturing facility, as of March 31, 1997 are as follows (in thousands):

                                                              OPERATING CAPITAL
   FISCAL YEAR ENDING MARCH 31,                                LEASES   LEASES
   ----------------------------                               --------- -------
    1998.....................................................  $1,037   $2,980
    1999.....................................................     848    2,170
    2000.....................................................     848      759
    2001.....................................................     870      320
    2002.....................................................     889      225
    Thereafter...............................................   5,070       --
                                                               ------   ------
      Total minimum lease payments...........................  $9,562    6,454
                                                               ======
   Less amount representing interest.........................              637
                                                                        ------
   Present value of remaining minimum capital lease payments
    (including current portion of $2,625)....................           $5,817
                                                                        ======

  Rent expense (including short-term leases and net of sublease income) for the years ended March 31, 1995, 1996 and 1997 was $1.7 million, $2.3 million and $1.2 million, respectively. Rent expense for the nine months ended December 31, 1996 and 1997 was $876,000 and $879,000, respectively. Included in the 1996 rent expense is an accrual of $565,000 for losses on facilities for which sublease income was expected to be less than the remaining minimum lease payments. Sublease income was $16,000, $0 and $208,000 for the years ended March 31, 1995 1996 and 1997, respectively.

7. RELATED PARTY TRANSACTIONS

  As of March 31, 1996, the Company had advanced $203,000 to an officer of the Company. During 1997, an additional $750,000 was advanced to this officer and $142,000 of the advances made during 1996 were repaid. Notes were received by the Company providing for interest on the balance at rates from 5.32% to 5.76%. Principal and interest under the notes are due on or before February 28, 1999 and $750,000 of the balance is secured by marketable securities owned by the officer.

                      APPLIED MICRO CIRCUITS CORPORATION

             (INFORMATION PERTAINING TO DECEMBER 31, 1997 AND THE
       NINE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)


8. EMPLOYEE RETIREMENT PLAN

  Effective January 1, 1986, the Company established a 401(k) defined contribution retirement plan (the "Retirement Plan") covering all full-time employees with greater than three months of service. The Retirement Plan provides for voluntary employee contributions from 1% to 20% of annual compensation, subject to a maximum limit allowed by Internal Revenue Service guidelines. The Company may contribute such amounts as determined by the Board of Directors. Employer contributions vest to participants at a rate of 20% per year of service, provided that after five years of service all past and subsequent employer contributions are 100% vested. The contributions charged to operations totalled $116,000, $182,000 and $318,000 for the years ended March 31, 1995, 1996 and 1997, respectively, and $202,000 and $241,000 for the nine months ended December 31, 1996 and 1997, respectively.

9. SIGNIFICANT CUSTOMER AND GEOGRAPHIC INFORMATION

  During the years ended March 31, 1995, 1996 and 1997 and the nine month periods ended December 31, 1996 and 1997, 17%, 20% and 20% and 21% and 20%, respectively, of net revenues were from one customer. No other customer accounted for more than 10% of revenues in any period.

  Revenue by geographic region for the years ended March 31, 1995, 1996 and 1997, and the nine months ended December 31, 1996 and 1997 were as follows (in thousands):

                                                                   NINE MONTHS
                                                                      ENDED
                                          YEAR ENDED MARCH 31,     DECEMBER 31,
                                         ----------------------- ---------------
                                          1995    1996    1997    1996    1997
                                         ------- ------- ------- ------- -------
   Net revenues:
     United States...................... $32,554 $28,134 $34,424 $24,508 $32,183
     Canada.............................   8,030  10,116  10,943   8,976   9,693
     Europe and Israel..................   4,075   6,525   8,216   5,892   9,434
     Asia...............................   2,291   5,489   3,885   3,088   3,564
                                         ------- ------- ------- ------- -------
       Total............................ $46,950 $50,264 $57,468 $42,464 $54,874
                                         ======= ======= ======= ======= =======

10. CONTINGENCIES

  The Company is party to various claims and legal actions arising in the normal course of business, including notification of possible infringement on the intellectual property rights of third parties. In addition, since 1993 the Company has been named as a potentially responsible party ("PRP") along with a large number of other companies that used Omega Chemical Corporation ("Omega") in Whittier, California to handle and dispose of certain hazardous waste material. The Company is a member of a large group of PRPs that has agreed to fund certain remediation efforts at the Omega site for which the Company has accrued approximately $50,000. Although the ultimate outcome of these matters is not presently determinable, management believes that the resolution of all such pending matters, net of amounts accrued, will not have a material adverse affect on the Company's financial position or liquidity; however, there can be no assurance that the ultimate resolution of these matters will not have a material impact on the Company's results of operations in any quarter.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

-----------------------------------------------------------------------------------------------------
                COL. A                    COL. B       COL. C                    COL. D       COL. E
-----------------------------------------------------------------------------------------------------
                                                            ADDITIONS
                                                    -------------------------
                                                        (1)          (2)
                                                      CHARGED      CHARGED
                                        BALANCE AT    TO COSTS     TO OTHER                  BALANCE
                                        BEGINNING       AND       ACCOUNTS-   DEDUCTIONS-     AT END
             DESCRIPTION                OF PERIOD     EXPENSES     DESCRIBE     DESCRIBE    OF PERIOD
-----------------------------------------------------------------------------------------------------
 Nine Months Ended December 31, 1997:      $200         $157         $ --         $  7         $350
 Allowance for doubtful accounts
-----------------------------------------------------------------------------------------------------
 Year ended March 31, 1997:                $ 90         $198         $ 88         $ --         $200
 Allowance for doubtful accounts
-----------------------------------------------------------------------------------------------------
 Year ended March 31, 1996:                $115         $ --         $ --         $ 25         $ 90
 Allowance for doubtful accounts
-----------------------------------------------------------------------------------------------------
 Year ended March 31, 1995                 $ 60         $ 81         $ --         $ 26         $115
 Allowance for doubtful accounts
-----------------------------------------------------------------------------------------------------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  APPLIED MICRO CIRCUITS CORPORATION



Date:  February 27, 1998          By:  /s/  Joel O. Holliday
                                      -------------------------------
                                      Joel O. Holliday
                                      Chief Financial Officer